SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 19, 1997

                           FIRST UNITED BANCORPORATION
             (Exact name of registrant as specified in its charter)

                                 South Carolina
         (State or other jurisdiction of incorporation or organization)

               0-17565                                  57-0850174
      (Commission File Number)             (I.R.S. Employer Identification No.)



              304 North Main Street, Anderson, South Carolina 29621 (Address of principal executive offices and zip code)

                                 (864) 224-1112
               Registrant's telephone number, including area code

                                       N/A

         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

On October 28, 1997, the Registrant's Board of Directors approved an Agreement and Plan of Merger (the "Agreement") by and between Registrant and Regions Financial Corporation ("Regions"), a Delaware corporation with its principal office located in Birmingham, Alabama. The Agreement was executed and delivered on behalf of the Registrant and Regions on November 19, 1997. The Agreement provides for the acquisition and merger of Registrant by and into Regions and the conversion of all outstanding shares of common stock of Registrant into shares of the common stock of Regions. Consummation of the transactions contemplated by the Agreement is subject to approval by Registrant's shareholders, regulatory approval and other conditions precedent.

Item 7.  Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

Exhibit 2.1 -  Agreement  and  Plan of  Merger  as of  October  28,  1997 by and
               between Registrant and Regions Financial Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST UNITED BANCORPORATION

                                        ---------------------------------------
                                           (Registrant)


      December 4, 1997                     s/Mason Y. Garrett
Date:-----------------                  By:
                                           -------------------------------------
                                           Mason Y. Garrett
                                           President and Chief Executive Officer

                                          s/William B. West
                                        By:
                                           -------------------------------------
                                            William B. West
                                            Senior Vice President and Chief
                                            Financial and Accounting Officer

                                           EXHIBIT INDEX


Exhibits

2.1 Agreement and Plan of Merger as of October 28, 1997 by and between Registrant and Regions Financial Corporation.